Exhibit 23.1

[Ernst & Young Letterhead]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Flamel Technologies S.A. Stock Option Plan of our report dated April 23, 2003, with respect to the consolidated financial statements of Flamel Technologies S.A included in its annual report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Villeurbanne, France
October 13, 2003

Ernst & Young Audit

/s/ Jean-Luc Desplat

Jean-Luc Desplat